    As filed with the Securities and Exchange Commission on __________, 2001
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            -------------------------

                             HAWAIIAN AIRLINES, INC.
             (Exact name of registrant as specified in its charter)

                            -------------------------

                HAWAII                                99-0042880
     (State or other jurisdiction of               (I.R.S. employer
      incorporation or organization)             identification number)

                               3375 Koapaka Street
                                   Suite G350
                             Honolulu, Hawaii 96819
                                 (808) 835-3700
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                            -------------------------

                               LYN F. ANZAI, ESQ.
             Vice President, General Counsel and Corporate Secretary
                               3375 Koapaka Street
                                   Suite G350
                             Honolulu, Hawaii 96819
                                 (808) 835-3700
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

                            -------------------------

                                    Copy to:

                            BRADFORD P. WEIRICK, ESQ.
                           Gibson, Dunn & Crutcher LLP
                             333 South Grand Avenue
                              Los Angeles, CA 90071
                                 (213) 229-7000


=============================================================================================================================
                                            CALCULATION OF REGISTRATION FEE
=============================================================================================================================
                                                                                    PROPOSED
     TITLE OF SECURITIES           AMOUNT TO BE          PROPOSED MAXIMUM           MAXIMUM                 AMOUNT OF
       TO BE REGISTERED           REGISTERED (1)        OFFERING PRICE PER          AGGREGATE             REGISTRATION
                                                             SHARE(2)           OFFERING PRICE (2)            FEE
------------------------------- -------------------- ------------------------- ---------------------- -----------------------
Common Stock, par value $0.01
per share.                       1,685,380 shares             $3.01                $5,072,993.80          $1,268.25
------------------------------- -------------------- ------------------------- ---------------------- -----------------------
Preferred Stock Purchase
Rights                             1,685,300 (3)              $0.00                    $0.00                $0.00
=============================================================================================================================

(1) These shares are issued and reserved for issuance pursuant to the Hawaiian Airlines, Inc. Pilots' 401(k) Plan (the "Plan"). Pursuant to Rule 416, also being registered are additional shares of Common Stock as may become available under the Plan through the operation of anti-dilution provisions.
(2) Estimated in accordance with Rule 457(h) and Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, as follows: $1,268.25 with respect to 1,685,380 shares of Common Stock, based on a price of $3.01 per share, the average of the high and low trading prices of the Common Stock of Hawaiian Airlines, Inc. on the American Stock Exchange on May 15, 2001.
(3) These Preferred Stock Purchase Rights attach to each share of Common Stock upon issuance.

                                  INTRODUCTION

         This Registration Statement on Form S-8 is filed by Hawaiian Airlines, Inc., a Hawaii corporation (the "Company" or "Registrant"), relating to 1,685,380 shares of its common stock, par value $0.01 per share (the "Common Stock"), issuable to eligible employees of the Company under the Hawaiian Airlines, Inc. Pilots' 401(k) Plan (the "Plan").

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

         The information specified by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the introductory note to Part 1 of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") until such time as this registration statement is no longer effective:

                  (1) the Annual Report on Form 10-K for the fiscal year ended
                      December 31, 2000;

                  (2) the Quarterly Report on Form 10-Q for the fiscal
                      quarter ended March 31, 2001;

                  (3) the Current Report on Form 8-K, filed on April 6, 2001;
and

                  (4) the description of the Company's Common Stock contained in its Registration Statements on Form 8-A/A filed on July 1, 1996; on Form 8-A 12B/A, filed on September 14, 1998; and on Form S-8 (Registration No. 333-09673), filed on August 6, 1996.

         You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: Hawaiian Airlines, Inc., Attention:
Corporate Secretary, 3375 Koapaka St., Suite G350, Honolulu, Hawaii 96819, telephone number (808) 835-3700.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 415-5 of the Hawaii Business Corporation Act (the "HBCA") permits a corporation to indemnify any person who was or is a party to or is threatened to be made a party to any proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such a capacity with another enterprise (such person being hereinafter referred to as the "Indemnitee"). The indemnity may cover expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe the Indemnitee's conduct was unlawful.

         Section 415-48.5 of the HBCA provides that a corporation does not have the power to eliminate or limit the personal liability of a director for (a) any breach of the director's duty of loyalty to the corporation or its shareholders,
(b) any act or omission of the director not performed in good faith, or which involves intentional misconduct or knowing violation of the law, or which constitutes a willful or reckless disregard of the director's fiduciary duty,
(c) the director's willful or negligent violation of any provision of the HBCA regarding payment of dividends or stock purchase or redemption, or (d) any transaction from which the director received an improper benefit.

         Section 415-5 of the HBCA also provides that, in the case of an action or suit by or on behalf of the corporation, the corporation has the power to indemnify an Indemnitee against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believes to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which the Indemnitee had been adjudged to be liable for negligence or misconduct in the performance of the Indemnitee's duties to the corporation unless, and only to the extent that, the court in which the action or suit was brought determines that, despite the adjudication of liability, but in view of all circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses as such court deems proper. The provision does not, however, expressly authorize the corporation to indemnify the Indemnitee against judgments, fines and amounts paid in settlement arising out of a shareholder's derivative action.

         The HBCA further provides that indemnification is mandatory with respect to expenses incurred in connection with any action, suit or proceeding, to the extent the Indemnitee is successful on the merits or otherwise in defense of any such action or claim.

         The HBCA allows the payment by the corporation of expenses incurred by an Indemnitee in advance of the final disposition of an action, suit or proceeding if the Indemnitee provides an undertaking of repayment. Additionally, it provides that the indemnity provided by the statute is not exclusive of any other rights to which an Indemnitee may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise. It also provides that a corporation may purchase insurance for officers or directors of the corporation.

         Article VII of the Company's Restated Articles of Incorporation incorporates the provisions of the HBCA so as to provide the indemnification of the HBCA to officers and directors of the Company. Article VII also provides that the indemnity provided thereunder is nonexclusive of any other rights of indemnification to which an Indemnitee may be entitled.

         In addition, the Company has entered into indemnification agreements with each of its directors and executive officers providing indemnification to the fullest extent permitted by law. Furthermore, the Company has a policy of directors' and officers' liability insurance which insures directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the SEC, each of the following exhibits is filed herewith:

         The following exhibits are filed herewith:

    EXHIBIT NO.      DESCRIPTION
    -----------      -----------

       4.1 Restated Articles of Incorporation of the Company, incorporated by reference to Exhibit 3(a) to the Company's Registration Statement on Form S-8 filed on December 23, 1998, Registration No. 333-69665.

       4.2 By-laws of the Company, as amended and restated, incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed on September 14, 1998, Commission File No. 1-8836.

       5.1           Opinion and Consent of Lyn F. Anzai, Esq.

       5.2           IRS Determination Letter that the Hawaiian Airlines, Inc.
                     Pilots' 401(k) Plan is qualified under Section 401 of the Internal Revenue Code.

      23.1           Consent of Lyn F. Anzai, Esq. (contained in Exhibit 5.1).

      23.2           Consent of Ernst & Young, LLP.

      23.3           Consent of KPMG LLP.

      24.1           Power of Attorney (included on the signature page hereto).

ITEM 9.  UNDERTAKINGS.

         (1)  The undersigned Registrant hereby undertakes:


              (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                          (ii) To reflect in the prospectus any facts or events
                   arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                          (iii) To include any material information with respect
                 to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

             (b) That, for the purpose of determining any liability under the
                 Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Honolulu, State of Hawaii, on this 18th day of May, 2001.

                           HAWAIIAN AIRLINES, INC.


                           By:            /s/ CHRISTINE R. DEISTER
                               -------------------------------------------------
                                            Christine R. Deister
                                    Executive Vice President, Chief Financial
                                           Officer and Treasurer

                                POWER OF ATTORNEY

                  Each person whose signature appears below constitutes and appoints Paul J. Casey, Lyn F. Anzai and Christine R. Deister his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might, or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


SIGNATURE                                        TITLE                                           DATE
   /s/ PAUL J. CASEY                             Director, Vice Chairman of the              April 27, 2001
-------------------------------------            Board and Chief Executive Officer
(Paul J. Casey)                                  (Principal Executive Officer)

   /s/ CHRISTINE R. DEISTER                    Executive Vice President, Chief               April 27, 2001
-------------------------------------            Financial Officer and Treasurer
(Christine R. Deister)                           (Principal Accounting and
                                                 Financial Officer)

   /s/ JOHN W. ADAMS                             Director, Chairman of the Board             April 27, 2001
-------------------------------------
(John W. Adams)


   /s/ TODD G. COLE                              Director                                    April 27, 2001
-------------------------------------
(Todd G. Cole)


   /s/ ROBERT G. COO                             Director                                    April 27, 2001
-------------------------------------
(Robert G. Coo)


   /s/ JOSEPH P. HOAR                            Director                                    April 27, 2001
-------------------------------------
(Joseph P. Hoar)


   /s/ RENO F. MORELLA                           Director                                    April 27, 2001
-------------------------------------
(Reno F. Morella)


   /s/ ARTHUR J. PASMAS                          Director                                    April 27, 2001
-------------------------------------
(Arthur J. Pasmas)


   /s/ SAMSON POOMAIHEALANI                      Director                                    April 27, 2001
-------------------------------------
(Samson Poomaihealani)


   /s/ EDWARD Z. SAFADY                          Director                                    April 27, 2001
-------------------------------------
(Edward Z. Safady)


   /s/ SHARON L. SOPER                           Director                                    April 27, 2001
-------------------------------------
(Sharon L. Soper)


   /s/ THOMAS J. TRZANOWSKI                      Director                                    April 27, 2001
-------------------------------------
(Thomas J. Trzanowski)

                                INDEX TO EXHIBITS

       EXHIBIT NUMBER                       DESCRIPTION

             4.1 Restated Articles of Incorporation of the Company, incorporated by reference to Exhibit 3(a) to the Company's Registration Statement on Form S-8 filed on December 23, 1998, Registration No. 333-69665.

             4.2 By-laws of the Company, as amended and restated, incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed on September 14, 1998, Commission File No. 1-8836.

             5.1            Opinion and Consent of Lyn F. Anzai, Esq.

             5.2 IRS Determination Letter that the Hawaiian Airlines, Inc. Pilots' 401(k) Plan is qualified under Section 401 of the Internal Revenue Code.

            23.1            Consent of Lyn F. Anzai, Esq. (contained in Exhibit
                            5.1).

            23.2            Consent of Ernst & Young, LLP.

            23.3            Consent of KPMG LLP.

            24.1 Power of Attorney (included on the signature page hereto).